                           UNISEX ANNUITY ENDORSEMENT

This endorsement is made a part of this contract to which it is attached and changes the following provisions of the contract. As part of an employer-sponsored retirement plan, this contract is issued on a unisex basis. All sex-distinct references in the contract are hereby deleted and replaced with unisex references. The following tables are substituted for those in the Tables of Annuity Rates section of the contract.

                             TABLES OF ANNUITY RATES

-----------------------------------------------------------------------------------------------------------
           TABLE A - DOLLAR AMOUNT OF FIRST MONTHLY VARIABLE ANNUITY PAYMENT PER $1,000 APPLIED
-----------------------------------------------------------------------------------------------------------
                              PLAN A                      PLAN B                     PLAN C        PLAN D
-----------------------------------------------------------------------------------------------------------
                                                     LIFE INCOME WITH
     AGE        BEGINNING                 --------------------------------------   LIFE INCOME    JOINT &
     AT            IN       LIFE INCOME   FIVE YEARS   TEN YEARS   FIFTEEN YEARS   INSTALLMENT    SURVIVOR
ANNUITIZATION     YEAR      NON-REFUND     CERTAIN      CERTAIN       CERTAIN        REFUND      NON-REFUND
-----------------------------------------------------------------------------------------------------------
Age 65            2010          5.03         5.01        4.95          4.85           4.79          4.37
                  2015          4.95         4.94        4.89          4.80           4.73          4.32
                  2020          4.88         4.87        4.82          4.74           4.68          4.28
                  2025          4.82         4.81        4.76          4.69           4.63          4.24
                  2030          4.76         4.75        4.71          4.64           4.58          4.21
                  2035          4.70         4.69        4.66          4.60           4.54          4.18

Age 70            2010          5.76         5.72        5.59          5.37           5.34          4.87
                  2015          5.65         5.62        5.50          5.31           5.27          4.80
                  2020          5.55         5.52        5.42          5.25           5.20          4.74
                  2025          5.46         5.44        5.35          5.19           5.14          4.69
                  2030          5.38         5.35        5.27          5.13           5.07          4.64
                  2035          5.30         5.28        5.20          5.07           5.02          4.59

Age 75            2010          6.83         6.73        6.43          5.96           6.10          5.59
                  2015          6.68         6.59        6.32          5.89           6.00          5.49
                  2020          6.54         6.46        6.22          5.83           5.91          5.40
                  2025          6.41         6.34        6.12          5.77           5.82          5.32
                  2030          6.29         6.22        6.02          5.70           5.74          5.25
                  2035          6.17         6.11        5.94          5.64           5.66          5.18

Age 85            2010         10.83        10.07        8.43          6.88           8.49          8.25
                  2015         10.49         9.82        8.33          6.85           8.32          8.04
                  2020         10.18         9.59        8.22          6.83           8.16          7.84
                  2025          9.89         9.37        8.12          6.80           8.01          7.66
                  2030          9.62         9.16        8.02          6.78           7.87          7.50
                  2035          9.37         8.96        7.92          6.75           7.74          7.35

Age 90            2010         14.36        12.33        9.22          7.06          10.33         10.59
                  2015         13.89        12.07        9.16          7.05          10.12         10.30
                  2020         13.45        11.82        9.11          7.05           9.93         10.03
                  2025         13.04        11.58        9.05          7.04           9.76          9.78
                  2030         12.67        11.36        9.00          7.04           9.60          9.56
                  2035         12.32        11.14        8.94          7.03           9.46          9.35

TABLE A above is based on the "2000 Individual Annuitant Mortality Table A", with 100% Projection Scale G and a 3.5% assumed investment return. Annuity rates for any year, age or any combination of year and age not shown above, will be calculated on the same basis as those rates shown in the Table above. Such rates will be furnished by us upon request. Amounts shown in the Table below are based on a 3.5% assumed investment return.

--------------------------------------------------------------------------------------
  PLAN E - DOLLAR AMOUNT OF EACH MONTHLY VARIABLE ANNUITY PAYMENT PER $1,000 APPLIED
--------------------------------------------------------------------------------------
         YEARS       MONTHLY      YEARS      MONTHLY       YEARS      MONTHLY
        PAYABLE     PAYMENTS     PAYABLE     PAYMENTS     PAYABLE     PAYMENTS
--------------------------------------------------------------------------------------
          10          9.83         17          6.47         24          5.09
          11          9.09         18          6.20         25          4.96
          12          8.46         19          5.97         26          4.84
          13          7.94         20          5.75         27          4.73
          14          7.49         21          5.56         28          4.63
          15          7.10         22          5.39         29          4.53
          16          6.76         23          5.24         30          4.45

273964-NY                         Page 1 of 2           [F-V Unisex Endorsement]
                                                                      [A(05/06)]

-----------------------------------------------------------------------------------------------------------
           TABLE B - DOLLAR AMOUNT OF EACH MONTHLY FIXED DOLLAR ANNUITY PAYMENT PER $1,000 APPLIED
-----------------------------------------------------------------------------------------------------------
                              PLAN A                      PLAN B                     PLAN C        PLAN D
-----------------------------------------------------------------------------------------------------------
                                                     LIFE INCOME WITH
     AGE        BEGINNING                 --------------------------------------   LIFE INCOME    JOINT &
     AT            IN       LIFE INCOME   FIVE YEARS   TEN YEARS   FIFTEEN YEARS   INSTALLMENT    SURVIVOR
ANNUITIZATION     YEAR      NON-REFUND     CERTAIN      CERTAIN       CERTAIN        REFUND      NON-REFUND
-----------------------------------------------------------------------------------------------------------
 Age 65           2010         4.19          4.18        4.13          4.05           3.86         3.57
                  2015         4.12          4.10        4.06          3.99           3.81         3.52
                  2020         4.05          4.04        4.00          3.93           3.77         3.48
                  2025         3.98          3.97        3.94          3.88           3.72         3.44
                  2030         3.92          3.92        3.89          3.83           3.68         3.40
                  2035         3.87          3.86        3.84          3.79           3.64         3.37

Age 70            2010         4.92          4.89        4.78          4.59           4.38         4.08
                  2015         4.82          4.79        4.70          4.53           4.31         4.01
                  2020         4.72          4.70        4.62          4.46           4.25         3.95
                  2025         4.63          4.61        4.54          4.40           4.20         3.90
                  2030         4.55          4.53        4.47          4.34           4.14         3.85
                  2035         4.47          4.46        4.40          4.28           4.09         3.80

Age 75            2010         5.98          5.90        5.64          5.21           5.06         4.81
                  2015         5.84          5.77        5.53          5.14           4.98         4.71
                  2020         5.70          5.64        5.43          5.07           4.90         4.63
                  2025         5.57          5.52        5.33          5.01           4.82         4.55
                  2030         5.45          5.40        5.24          4.94           4.75         4.47
                  2035         5.34          5.30        5.15          4.88           4.69         4.41

Age 85            2010         9.93          9.26        7.72          6.18           7.20         7.47
                  2015         9.60          9.02        7.61          6.16           7.05         7.26
                  2020         9.30          8.78        7.50          6.13           6.92         7.07
                  2025         9.01          8.56        7.40          6.10           6.80         6.89
                  2030         8.75          8.35        7.30          6.08           6.68         6.73
                  2035         8.51          8.16        7.20          6.05           6.58         6.59

Age 90            2010        13.43         11.56        8.54          6.37           8.85         9.80
                  2015        12.97         11.30        8.48          6.36           8.69         9.52
                  2020        12.54         11.05        8.42          6.36           8.54         9.25
                  2025        12.14         10.81        8.37          6.35           8.41         9.01
                  2030        11.78         10.58        8.31          6.35           8.28         8.79
                  2035        11.44         10.37        8.26          6.35           8.17         8.59

TABLE B above is based on the "2000 Individual Annuitant Mortality Table A" @ 2% with 100% Projection Scale G. Annuity rates for any year, age or any combination of year and age not shown above, will be calculated on the same basis as those rates shown in the Table above. Such rates will be furnished by us upon request. Amounts shown in the table below are based on a 2% annual effective interest rate.

--------------------------------------------------------------------------------------
PLAN E - DOLLAR AMOUNT OF EACH MONTHLY FIXED DOLLAR ANNUITY PAYMENT PER $1,000 APPLIED
--------------------------------------------------------------------------------------
         YEARS      MONTHLY       YEARS      MONTHLY       YEARS      MONTHLY
        PAYABLE     PAYMENTS     PAYABLE     PAYMENTS     PAYABLE     PAYMENTS
--------------------------------------------------------------------------------------
          10          9.18         17          5.77         24          4.36
          11          8.42         18          5.50         25          4.22
          12          7.80         19          5.26         26          4.10
          13          7.26         20          5.04         27          3.98
          14          6.81         21          4.85         28          3.87
          15          6.42         22          4.67         29          3.77
          16          6.07         23          4.51         30          3.68

This endorsement is effective as of the contract date of this contract unless a different date is shown here.

AMERICAN CENTURION LIFE ASSURANCE COMPANY

/s/ Thomas R. Moore

SECRETARY

273964-NY                         Page 2 of 2           [F-V Unisex Endorsement]
                                                                      [A(05/06)]